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                                                                    EXHIBIT 21.1


                      SUBSIDIARIES OF ENERGY PARTNERS, LTD.





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                                            STATE OR JURISDICTION OF
        SUBSIDIARY                       INCORPORATION OR ORGANIZATION

EPL Pipeline L.L.C.                                Delaware
Nighthawk L.L.C.                                   Louisiana
Hall-Houston Oil Company                           Texas
Pioneer Houston, Inc                               Texas
Apache Oil & Gas Transmission, Inc.                Louisiana
Hall-Houston Operating Company                     Delaware
Hall-Houston Malaysia, Ltd.                        Bermuda


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